                                                                    Exhibit 99.1


                                                              PRESS
[CENTURY BUSINESS SERVICES, INC. LOGO]                           RELEASE






FOR IMMEDIATE RELEASE                  CONTACT: WARE GROVE
                                                Chief Financial Officer
                                                -or-
                                                LORI NOVICKIS
                                                Corporate Relations
                                                Century Business Services, Inc.
                                                Cleveland, Ohio
                                                (216) 447-9000

                    CBIZ REPORTS SECOND-QUARTER 2004 RESULTS

Cleveland, Ohio (July 27, 2004)--CBIZ (Century Business Services, Inc.) (NASDAQ:
CBIZ) today announced its financial results for the second quarter of 2004.

CBIZ reported revenue of $127.2 million for the quarter ended June 30, 2004, an increase of approximately $2.8 million over last year's second-quarter revenue of $124.4 million. Same-unit revenue for the second quarter increased by 3.2%, or $3.9 million, compared with a year ago. Revenue from newly acquired operations contributed $2.6 million, while divested operations resulted in a revenue decline of $3.7 million compared with the second quarter a year ago. Net income from continuing operations for the quarter was $2.6 million, or $0.03 per diluted share, compared with $3.6 million, or $0.04 per diluted share, recorded for the second quarter of 2003.

Second-quarter 2003 results include a $1.8 million pre-tax gain on sale, primarily related to the sale of Health Administration Services, Inc. in May of 2003. Also included in the second-quarter 2003 results is an impairment charge of approximately $400,000 relating to a note receivable which is reflected in other income (expense).

As of June 30, 2004, bank debt stood at $46.8 million compared to $23.4 million at the end of the first quarter. During the second quarter of 2004 CBIZ completed a tender offer resulting in the repurchase of approximately 7.5 million shares of its common stock for a total cost of approximately $37.5 million. In addition, the Company purchased approximately 464,000 shares in the open market. The Company also completed two acquisitions during the second quarter.

For the six-month period ended June 30, 2004, CBIZ reported revenue of $274.8 million compared with $268.6 million for the six-month period a year ago, an increase of $6.2 million. Same-unit revenue increased by 3.8%, or $9.9 million, for the first six months. Acquisitions contributed $5.2 million to revenue growth for the first six months of 2004 and divested operations accounted for a decline in revenue of $8.9 million compared to the first six months a year ago. Net income from continuing operations was $14.3 million in 2004, or $0.17 per diluted share, compared with $13.9 million for the first six months of 2003, or $0.14 per diluted share.

       6050 Oak Tree Boulevard, South o Suite 500 o Cleveland, OH 44131 o
                   Phone (216) 447-9000 o Fax (216) 447-9007

"CBIZ continues to make progress," remarked Steven L. Gerard, Chairman and Chief Executive Officer. "During the second quarter, we utilized our cash flow and our strong balance sheet to complete our second share repurchase within the past twelve months. In addition, we acquired two operations that will complement our existing businesses in the Denver, Colorado, and Cleveland, Ohio markets. The pace of our same-unit growth over the past six quarters is encouraging. Operating margins suffered in the second quarter as we incurred higher than anticipated legal expenses to address several long-standing litigation issues and added personnel to our wealth management and benefit services units to support their growth. We also experienced some operating challenges due to the rapid growth of a business unit that is underperforming to our expectations. We are addressing those issues, and are confident we will achieve our full year goal of a 25% - 30% increase in earnings per share which we outlined earlier in the year," continued Gerard.

CBIZ will host a conference call today at 11 a.m. (ET) to discuss these results. The call will be webcast in a listen-only mode over the Internet for the media and the public, and can be accessed at www.cbiz.com. Investors and analysts can participate in the conference call by dialing 1-800-559-2403 several minutes before 11:00 a.m. (ET). If you are dialing from outside the United States, dial 1-847-619-6534. A replay of the call will be available starting at 1:00 p.m.
(ET) July 27, through midnight (ET), July 30, 2004. The dial-in number for the replay is 1-877-213-9653. If you are listening from outside the United States, dial 1-630-652-3041. The access code for the replay is 9345961. A replay of the webcast will also be available on the Company's web site at www.cbiz.com.

CBIZ is a provider of outsourced business services to small and medium-sized companies throughout the United States. As the largest benefits specialist and one of the largest accounting, valuation and medical practice management companies in the United States, CBIZ provides integrated services in the following areas: accounting and tax; employee benefits; wealth management; property and casualty insurance; payroll; IS consulting; and HR consulting. CBIZ also provides valuation; litigation advisory; government relations; commercial real estate advisory; wholesale life and group insurance; healthcare consulting; medical practice management; worksite marketing; and capital advisory services. These services are provided throughout a network of more than 160 Company offices in 34 states and the District of Columbia.

Forward-looking statements in this release are made pursuant to the safe harbor provisions of the Private Securities Litigation Reform Act of 1995. Such forward-looking statements are subject to certain risks and uncertainties that could cause actual results to differ materially from those projected. Such risks and uncertainties include, but are not limited to, the Company's ability to adequately manage its growth; the Company's dependence on the current trend of outsourcing business services; the Company's dependence on the services of its CEO and other key employees; competitive pricing pressures; general business and economic conditions; and changes in governmental regulation and tax laws affecting its insurance business or its business services operations. A more detailed description of such risks and uncertainties can be found in the Company's filings with the Securities and Exchange Commission.

  For further information regarding CBIZ, call the Investor Relations Office at
                     (216) 447-9000 or visit www.cbiz.com.
                                             -------------

       6050 Oak Tree Boulevard, South o Suite 500 o Cleveland, OH 44131 o
                   Phone (216) 447-9000 o Fax (216) 447-9007

                         CENTURY BUSINESS SERVICES, INC.
                        FINANCIAL HIGHLIGHTS (UNAUDITED)
                    THREE MONTHS ENDED JUNE 30, 2004 AND 2003
              (In thousands, except percentages and per share data)


                                                                                      THREE MONTHS ENDED
                                                                                           JUNE 30,
                                                                 ------------------------------------------------------------


                                                                    2004              %              2003(1)            %
                                                                 ----------      ----------        ----------      ----------

Revenue ...................................................      $  127,151           100.0%       $  124,416           100.0%

Operating expenses ........................................         113,451            89.2%          110,408            88.7%

                                                                 ----------      ----------        ----------      ----------
Gross margin ..............................................          13,700            10.8%           14,008            11.3%

Corporate general and administrative expense(2) ...........           6,055             4.8%            4,912             3.9%
Depreciation and amortization expense .....................           4,148             3.3%            4,318             3.5%

                                                                 ----------      ----------        ----------      ----------
Operating income ..........................................           3,497             2.8%            4,778             3.8%

Other income (expense):
     Interest expense .....................................            (429)           -0.3%             (297)           -0.2%
     Gain on divested operations, net .....................             534             0.4%            1,784             1.4%
     Other income (expense), net(2) .......................             295             0.2%              (17)            0.0%
                                                                 ----------      ----------        ----------      ----------
              Total other income, net .....................             400             0.3%            1,470             1.2%

Income from continuing operations before income tax expense           3,897             3.1%            6,248             5.0%

Income tax expense ........................................           1,319                             2,624
                                                                 ----------      ----------        ----------      ----------
Income from continuing operations .........................           2,578             2.0%            3,624             2.9%

Loss from operations of discontinued businesses, net of tax            (196)                             (194)
Loss on disposal of discontinued businesses, net of tax ...               -                              (183)

                                                                 ----------      ----------        ----------      ----------
Net income ................................................      $    2,382             1.9%       $    3,247             2.6%
                                                                 ==========                        ==========

Diluted earnings per share:
     Continuing operations ................................      $     0.03                        $     0.04
     Discontinued operations ..............................               -                             (0.01)
                                                                 ----------                        ----------
     Net income ...........................................      $     0.03                        $     0.03
                                                                 ==========                        ==========

     Diluted shares outstanding ...........................          80,150                            97,178


OTHER DATA FROM CONTINUING OPERATIONS:
EBIT(3) ...................................................      $    3,792                        $    4,761
EBITDA(3) .................................................      $    7,940                        $    9,079


(1) Certain amounts in the 2003 financial statements have been reclassified to account for discontinued operations.

(2) Corporate general and administrative expense includes legal settlements, which were previously classified as other income (expense), net.

(3) EBIT represents income from continuing operations before income taxes, interest expense, gain on divested operations, and impairment charges for a note receivable related to the divestiture of an operation in 1997. There were no impairment charges related to this note for the three months ended June 30, 2004 and 2003.

EBITDA represents EBIT as defined above before depreciation and amortization expense. The Company has included EBIT and EBITDA data because such data is commonly used as a performance measure by analysts and investors and as a measure of the Company's ability to service debt. EBIT and EBITDA should not be regarded as an alternative or replacement to any measurement of performance under generally accepted accounting principles (GAAP).

       6050 Oak Tree Boulevard, South o Suite 500 o Cleveland, OH 44131 o
                   Phone (216) 447-9000 o Fax (216) 447-9007

                         CENTURY BUSINESS SERVICES, INC.
                        FINANCIAL HIGHLIGHTS (UNAUDITED)
                   SIX MONTHS ENDED JUNE 30, 2004 AND 2003
             (In thousands, except percentages and per share data)


                                                                                        SIX MONTHS ENDED
                                                                                            JUNE 30,
                                                                 --------------------------------------------------------------

                                                                 ----------      ----------          ----------      ----------
                                                                    2004              %                2003(1)            %
                                                                 ----------      ----------          ----------      ----------

Revenue ...................................................      $  274,757           100.0%         $  268,570           100.0%

Operating expenses ........................................         232,326            84.6%            226,296            84.3%

                                                                 ----------      ----------          ----------      ----------
Gross margin ..............................................          42,431            15.4%             42,274            15.7%

Corporate general and administrative expense(2) ...........          11,434             4.2%              9,693             3.6%
Depreciation and amortization expense .....................           8,129             3.0%              8,581             3.2%

                                                                 ----------      ----------          ----------      ----------
Operating income ..........................................          22,868             8.3%             24,000             8.9%

Other income (expense):
     Interest expense .....................................            (669)           -0.2%               (620)           -0.2%
     Gain on divested operations, net .....................             917             0.3%              1,784             0.7%
     Other income (expense), net(2) .......................             831             0.3%             (1,023)           -0.4%
                                                                 ----------      ----------          ----------      ----------
              Total other income, net .....................           1,079             0.4%                141             0.1%

Income from continuing operations before income tax expense          23,947             8.7%             24,141             9.0%

Income tax expense ........................................           9,660                              10,221

                                                                 ----------      ----------          ----------      ----------
Income from continuing operations .........................          14,287             5.2%             13,920             5.2%

Loss from operations of discontinued businesses, net of tax            (324)                               (489)
Loss on disposal of discontinued businesses, net of tax ...               -                                (183)
                                                                 ----------      ----------          ----------      ----------
Net income ................................................      $   13,963             5.1%         $   13,248             4.9%
                                                                 ==========                          ==========

Diluted earnings per share:
     Continuing operations ................................      $     0.17                          $     0.14
     Discontinued operations ..............................               -                                   -
                                                                 ----------                          ----------
     Net income ...........................................      $     0.17                          $     0.14
                                                                 ==========                          ==========

     Diluted shares outstanding ...........................          84,038                              97,073


OTHER DATA FROM CONTINUING OPERATIONS:
EBIT(3) ...................................................      $   23,699                          $   24,602
EBITDA(3) .................................................      $   31,828                          $   33,183


(1) Certain amounts in the 2003 financial statements have been reclassified to account for discontinued operations.

(2) Corporate general and administrative expense includes legal settlements, which were previously classified as other income (expense), net.

(3) EBIT represents income from continuing operations before income taxes, interest expense, gain on divested operations, and impairment charges for a note receivable related to the divestiture of an operation in 1997. Impairment charges for the six months ended June 30, 2004 and 2003 were $0 and $1,625, respectively.

EBITDA represents EBIT as defined above before depreciation and amortization expense. The Company has included EBIT and EBITDA data because such data is commonly used as a performance measure by analysts and investors and as a measure of the Company's ability to service debt. EBIT and EBITDA should not be regarded as an alternative or replacement to any measurement of performance under generally accepted accounting principles (GAAP).

       6050 Oak Tree Boulevard, South o Suite 500 o Cleveland, OH 44131 o
                   Phone (216) 447-9000 o Fax (216) 447-9007

                CENTURY BUSINESS SERVICES, INC.
                FINANCIAL HIGHLIGHTS (UNAUDITED)
         (In thousands, except percentages and ratios)


                                            THREE MONTHS ENDED              SIX MONTHS ENDED
                                                  JUNE 30,                      JUNE 30,
                                         ------------------------       ------------------------
                                            2004          2003(3)          2004          2003(3)
                                         ---------      ---------       ---------      ---------
REVENUE
Accounting, Tax & Advisory Services      $  49,679      $  50,058       $ 120,408      $ 119,032
Benefits & Insurance Services .....         38,892         38,490          76,932         78,371
National Practices - Other ........         17,061         17,198          35,358         34,919
Medical Practice Management .......         21,519         18,670          42,059         36,248

     TOTAL ........................      $ 127,151      $ 124,416       $ 274,757      $ 268,570

GROSS MARGIN
Accounting, Tax & Advisory Services      $   3,701      $   4,711       $  25,093      $  25,779
Benefits & Insurance Services .....          6,851          7,768          12,766         15,566
National Practices - Other ........          1,636           (375)          3,887           (917)
Medical Practice Management .......          3,705          3,441           6,848          5,864

     TOTAL(1) .....................      $  13,700      $  14,008       $  42,431      $  42,274



              SELECT BALANCE SHEET DATA AND RATIOS

                                                         JUNE 30,       DECEMBER 31,
                                                           2004            2003(3)
                                                        ---------        ---------
Cash and cash equivalents ........................      $   4,262        $   3,791
Restricted cash ..................................      $  12,540        $  10,880
Accounts receivable, net .........................      $ 118,482        $ 111,222
Total current assets before funds held for clients      $ 149,997        $ 139,875
Funds held for clients ...........................      $  36,203        $  44,917
Goodwill and other intangible assets .............      $ 171,382        $ 167,280

TOTAL ASSETS .....................................      $ 411,222        $ 402,145

Current liabilities before client fund obligations      $  68,726        $  63,487
Client fund obligations ..........................      $  36,203        $  44,917
Bank debt ........................................      $  46,825        $  14,000

TOTAL LIABILITIES ................................      $ 157,940        $ 124,307

Treasury stock ...................................      $ (75,004)       $ (35,087)

TOTAL STOCKHOLDERS' EQUITY .......................      $ 253,282        $ 277,838

Bank debt to equity ..............................           18.5%             5.0%
Days sales outstanding(2) ........................             79               82

Shares outstanding ...............................         77,781           85,371
                                                        =========        =========
Basic shares outstanding .........................         81,661           90,400
                                                        =========        =========
Diluted shares outstanding .......................         84,038           92,762
                                                        =========        =========


(1) Includes operating expenses recorded by corporate and not directly allocated to the business units of $2,193 and $1,537 for the three months ended, and $6,163 and $4,018 for the six months ended June 30, 2004 and 2003, respectively.

(2) Days sales outstanding (DSO) represent accounts receivable at the end of the period (before the allowance for doubtful accounts) divided by daily revenue (year-to-date revenue divided by number of days in the period). The Company has included DSO data because such data is commonly used as a performance measure by analysts and investors and as a measure of the Company's ability to collect on receivables in a timely manner. DSO should not be regarded as an alternative or replacement to any measurement of performance under generally accepted accounting principles (GAAP).

(3) Certain amounts in the 2003 financial statements have been reclassified to account for discontinued operations.

       6050 Oak Tree Boulevard, South o Suite 500 o Cleveland, OH 44131 o
                   Phone (216) 447-9000 o Fax (216) 447-9007